UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report (Date of earliest event reported)         May 14, 1996
                                 (March 29, 1996)

Commission File Number                        0-13400

                 NTS-PROPERTIES V, a Maryland Limited Partnership
            (Exact name of registrant as specified in its charter)

          Maryland                                       61-1051452
(State or other jurisdiction of              (I.R.S. Employer Identification
incorporation or organization)               No.)

   10172 Linn Station Road
   Louisville, Kentucky                                   40223
(Address of principal executive                           (Zip Code)
offices)

Registrant's telephone number,
including area code                                    (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report




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Item 5.       Other Items

              The Lakeshore/University II Joint Venture, in which NTS-Properties V has a 69% interest, has obtained a commitment from an insurance company for permanent financing in the amount of $17,400,000. The mortgage will mature twelve years from the loan closing date and will bear interest at a fixed rate of 8.125%. The repayment of the principal will be amortized over 12 years with monthly payments of principal and interest in the amount of $189,541. The proceeds of the permanent financing will be used to pay off the Joint Venture's current debt financings of approximately $16.9 million which bear interest at a fixed rate of 10.6%. The remaining proceeds will be used to fund Joint Venture tenant finish improvements, leasing costs and loan closing costs. The closing date of the permanent financing is expected to take place before June 30, 1996.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         NTS-PROPERTIES V, a Maryland
                                         Limited Partnership
                                             (Registrant)


                                    BY:   NTS-Properties Associates V
                                             BY: NTS Capital Corporation,
                                                 General Partner


                                                 /s/ John W. Hampton
                                                 John W. Hampton
                                               Senior Vice President


Date:       May 14, 1996